UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Condition.

On January 13, 2009, ARIAD Pharmaceuticals, Inc. (“ARIAD”) issued a press release announcing that it expects to end fiscal year 2008 with approximately $39 million in cash and marketable securities, or approximately $51 million when including a $12.5 million milestone payment to be received from Merck & Co., Inc. (“Merck”) related to the Phase 2 clinical trial of deforolimus in patients with advanced prostate cancer that began in the fourth quarter of 2008.  ARIAD expects to report cash used in operations in 2008 of approximately $51 million, or approximately $38.5 million when including the prostate cancer trial milestone.  ARIAD also expects to report a net loss for 2008 of approximately $74 million, in line with its most recent financial guidance.

ARIAD also announced that, for fiscal year 2009, ARIAD estimates cash used in operations of $24 million to $28 million, a decrease of approximately $23 million to $27 million from 2008, reflecting an expected increase in milestone payments from Merck of approximately $37 million based on the expected initiation of certain Phase 2 and Phase 3 clinical trials of deforolimus.  In addition, ARIAD estimates a net loss of approximately $78 million to $82 million, an increase of approximately $4 million to $8 million from 2008, reflecting primarily the costs of the on-going development of deforolimus in conjunction with Merck.

In the press release, ARIAD has included non-GAAP measures for cash and marketable securities as of the end of 2008 and cash used in operations in 2008, taking into account the $12.5 million milestone payment expected to be received from Merck in the first quarter of 2009 for a milestone related to a Phase 2 clinical trial initiated in the fourth quarter of 2008.  ARIAD has included these measures to complement the corresponding GAAP financial measure and because it believes that such information is useful to investors in providing a more complete understanding of ARIAD’s financial condition.

A copy of the press release is being furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01     Other Events.

In the January 13, 2009 press release, ARIAD also provided an update with respect to its development programs and its 2009 key corporate objectives.  ARIAD incorporates the information in the press release under the headings “Maximize and Execute on the Deforolimus Opportunity” and “Advance AP24534 and Innovative Oncology Pipeline” and in the final paragraph of the press release by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated January 13, 2009.

The portions of the press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the press release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	January 16, 2009	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 13, 2009.

3